NeuroMetrix Reports Second Quarter 2014 Financial Results and Business Highlights

-	Record number of SENSUS™ devices sold
-	FDA regulatory clearance for over-the-counter wearable technology to treat chronic pain
-	DPNCheck® regulatory approval in Japan
-	Year-over-year revenue growth of 16%
-	$8.0 million new capital to support commercial and R&D initiatives

WALTHAM, Mass., July 24, 2014 (BUSINESS WIRE) -- NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), today reported business highlights for the quarter ended June 30, 2014.

The Company operates in two primary markets - wearable medical technology and point-of-care tests. The Company's SENSUS device is a wearable transcutaneous electrical nerve stimulator indicated for management of chronic pain, and is the only such device cleared by the FDA for use during sleep. It is lightweight and can be worn during the day while remaining active, and at night while sleeping. SENSUS is beneficial in treating various forms of chronic pain, particularly neuropathic pain such as painful diabetic neuropathy, which affects about one quarter of people with diabetes. The Company's point-of-care neuropathy test, DPNCheck, addresses an unmet medical need for accurate and cost-effective screening, diagnosing and monitoring of peripheral neuropathies such as diabetic peripheral neuropathy. DPNCheck has found growing acceptance among Medicare Advantage plans where it is used in the clinically and financially important risk adjustment process. DPNCheck is being introduced into the Japan and China markets through a partnership with Omron Healthcare.

The Company reported recent highlights:

•	Substantial progress was made in development of the Company’s consumer-oriented chronic pain treatment product. Most importantly, FDA clearance was received for over-the-counter sales of the device.
•	SENSUS device sales increased to 1,707 devices in Q2 2014 from 208 devices in Q2 2013 and 1,448 devices in Q1 2014.
•	DPNCheck received regulatory approval in Japan. Omron Healthcare, with active NeuroMetrix support, initiated DPNCheck marketing at the Japan Diabetes Society annual meeting in May.
•	A regulatory application for DPNCheck was submitted in China.
•	DPNCheck sales increased to 24,325 tests in Q2 2014 from 8,100 tests in Q2 2013 and 18,025 tests in Q1 2014.
•	Worldwide revenue from SENSUS and DPNCheck increased to $0.62 million in Q2 2014 from $0.16 million reported in Q2 2013, nearly a four-fold, year-over-year increase.
•	The Company's legacy ADVANCE business, which is managed for cash flow, continued to generate contributory funding with an estimated $0.37 million in gross profit in Q2 2014.
•	An $8.0 million equity offering was closed during the quarter.

“FDA clearance for over-the-counter sales of our wearable technology for treating chronic pain was a significant milestone in a busy, productive quarter,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “The positive reaction we’ve seen to SENSUS, and recent market research, indicates a substantial consumer market for a differentiated over-the-counter product. This is an opportunity we intend to exploit and are devoting substantial resources toward a commercial launch in 2015.”

The Company reported its financial results for Q2 2014. Total revenues were $1.34 million, up 16% from $1.16 million for Q2 2013. Gross profit was 51.2 percent of total revenues compared to 56.8 percent in Q2 2013. Operating expenses were $3.3 million compared to $2.8 million in Q2 2013. The Company recorded a non-cash credit of $0.5 million at June 30, 2014 for the revaluation at fair value of outstanding common stock warrants compared to $1.2 million revaluation credit at June 30, 2013. Net loss was $2.2 million, or $0.85 per share. This compared to a net loss of $1.3 million for Q2 2013, or $0.92 per share. NeuroMetrix reported net cash usage of $2.0 million and ended the period with cash resources of $13.7 million.

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For the six month period ended June 30, 2014, the Company reported revenues of $2.7 million and a net loss of $3.4 million, or $1.06 per share. In the comparable six month period ended June 30, 2013, the Company recorded revenues of $2.6 million and a net loss of $3.6 million, or $1.97 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, July 24, 2014 at 8:00 a.m., Eastern. To access the call in the United States, dial 877-415-3181 and use the confirmation code 36035520. Internationally, the conference call may be accessed by dialing 857-244-7324 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com/ under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 86288051. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The Company has a major focus on diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The Company markets the SENSUS device for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy and other forms of chronic pain such as fibromyalgia, shingles (post herpetic neuralgia), and conditions involving both chronic pain and disturbed sleep such as restless leg syndrome. The Company also markets DPNCheck, which is a rapid, accurate, and quantitative point-of-care test for peripheral neuropathies such as diabetic neuropathy. This product is used to detect neuropathies at an early stage and to guide treatment. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of SENSUS and NC-stat DPNCheck, our ability to build a successful business focused on diabetic and adjacent neuropathies, our hope of expanding our commercial sales channels for our products and our hope of expanding SENSUS national distribution to rapidly expand SENSUS awareness and sales. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

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Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$1,343,770	$1,160,472	$2,675,307	$2,561,926
Cost of revenues	655,337	501,161	1,270,418	1,070,945
Gross profit	688,433	659,311	1,404,889	1,490,981
Operating expenses:
Research and development	1,464,834	913,847	2,328,551	1,987,266
Sales and marketing	694,664	880,218	1,140,880	1,660,059
General and administrative	1,148,278	992,160	2,295,035	2,225,754
Total operating expenses	3,307,776	2,786,225	5,764,466	5,873,079

Loss from operations	(2,619,343)	(2,126,914)	(4,359,577)	(4,382,098)
Interest income	990	1,394	2,026	3,163
Other expense	(27,618)	(376,306)	(27,618)	(376,306)
Warrants fair value adjustment	475,261	1,155,996	989,861	1,155,996

Net loss	$(2,170,710)	$(1,345,830)	$(3,395,308)	$(3,599,245)

Net loss per share applicable to common stock, basic and diluted	$(0.85)	$(0.92)	$(1.06)	$(1.97)

Note: per share amounts have been adjusted to reflect the Company’s

1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$13,693,792	$9,195,753
Other current assets	1,486,829	1,370,774
Noncurrent assets	181,085	230,236
Total assets	$15,361,706	$10,796,763

Current liabilities	$2,372,589	$1,647,908
Noncurrent liabilities	5,378,804	1,953,879
Stockholders’ equity	7,610,313	7,194,976
Total liabilities and stockholders’ equity	$15,361,706	$10,796,763

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